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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72603) pertaining to the Employee Stock Plan of Quidel Corporation of our report dated July 22, 1998 with respect to the consolidated financial statements and schedule of Metra Biosystems, Inc. for the year ended June 30, 1998 incorporated by reference in this Current Report on Form 8-K/A dated July 12, 1999 of Quidel Corporation.




                                                             ERNST & YOUNG LLP


Palo Alto, California
August 12, 1999